Exhibit 10.38
THIRD TRANCHE B-6 INCREMENTAL AMENDMENT (this “Incremental Amendment”) dated as of February 27, 2017, to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”) among Windstream Services, LLC, a Delaware limited liability company (the “Borrower”), the lenders party thereto, JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the other agents party thereto.
WHEREAS, a subsidiary of the Borrower intends to merge (the “Merger”) with EarthLink Holdings Corp., a Delaware corporation (“EarthLink”) in accordance with that certain Agreement and Plan of Merger, dated as of November 5, 2016 (the “Merger Agreement”) among Windstream Holdings, Inc., a Delaware corporation (“Holdco”), Europa Merger Sub, Inc., a Delaware corporation, Europa Merger Sub, LLC, a Delaware limited liability company, and EarthLink;
WHEREAS, in connection with the Merger, it is expected that (i) all existing third-party debt for borrowed money of EarthLink under the Second Amended and Restated Credit Agreement, dated as of June 30, 2016 and as amended, restated, supplemented or otherwise modified from time to time, by and among EarthLink, the guarantors and lenders from time to time party thereto and Regions Bank, as administrative agent (the “EarthLink Credit Agreement”), will be repaid, redeemed, defeased, discharged or terminated, and the liens securing all such Indebtedness shall be released, and (ii) EarthLink or Holdco will satisfy and discharge the entire principal amount, together with interest thereon and the applicable premium, if any, of EarthLink’s or its subsidiaries’ 8.875% Senior Notes due 2019 and 7.375% Senior Secured Notes due 2020 (the transactions described in the foregoing clauses (i) and (ii), collectively, the “Refinancing”; the consummation of the Merger and the Refinancing, together with the incurrence of the Additional Tranche B-6 Term Loans (as defined below) and the application of the proceeds thereof, being referred to herein collectively as the “Transactions”);
WHEREAS, pursuant to Section 2.01(i) of the Credit Agreement, the Borrower has requested an additional tranche of Tranche B-6 Term Loans in the form of Incremental Loans pursuant to an Incremental Facility in an aggregate principal amount not exceeding $450,000,000 (such Incremental Loans, the “Additional Tranche B-6 Term Loans”), the proceeds of which shall be used to finance a portion of the Refinancing and to pay fees and expenses in connection therewith;
WHEREAS, in accordance with Section 2.01(i) of the Credit Agreement, (x) the Additional Tranche B-6 Term Loans established pursuant to this Incremental Amendment shall constitute an increase to the Tranche B-6 Term Loans currently outstanding on the date hereof, shall be secured on a pari passu basis with the existing Loans and shall have the other terms and conditions set forth herein and in the Amended Credit Agreement and (y) this Incremental Amendment shall not require the consent of any Lenders other than the Additional Tranche B-6 Lenders (as defined below) party hereto;

WHEREAS, the Borrower has requested that JPMCB and/or its designated affiliates act as the initial lender with respect to the Additional Tranche B-6 Term Loans (in such capacity, the “Initial Additional Tranche B-6 Lender”);
WHEREAS, each Person that agrees to make Additional Tranche B-6 Term Loans in accordance with this Incremental Amendment and the Amended Credit Agreement (such Persons, together with the Initial Additional Tranche B-6 Lender, collectively, the “Additional Tranche B-6 Lenders”) has agreed to make Tranche B-6 Term Loans to the Borrower on the Third Tranche B-6 Incremental Amendment Effective Date (as defined below) in an amount equal to its Tranche B-6 Commitment (as defined below), subject to the terms and conditions set forth in this Incremental Amendment and the Amended Credit Agreement; and
WHEREAS, on and after the Third Tranche B-6 Incremental Amendment Effective Date, the Additional Tranche B-6 Term Loans shall be deemed “Tranche B-6 Term Loans” for the purpose of the Amended Credit Agreement;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement.
SECTION 2. Additional Tranche B-6 Term Loans. Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each Additional Tranche B-6 Lenders agrees to make Additional Tranche B-6 Term Loans to the Borrower on the Third Tranche B-6 Incremental Amendment Effective Date in a principal amount equal to its Additional Tranche B-6 Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Amended Credit Agreement. The “Additional Tranche B-6 Commitment” of each Additional Tranche B-6 Lender will be the amount set forth opposite such Additional Tranche B-6 Lender’s name on Schedule 1 hereto.
SECTION 3. Amendments to the Credit Agreement. In accordance with Section 2.01(i) of the Credit Agreement and effective as of the Third Tranche B-6 Incremental Amendment Effective Date, (i) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto and (ii) Schedule 2.01 to the Credit Agreement is hereby amended to add the commitments set forth on Schedule 1 hereto to such Schedule 2.01, mutatis mutandis.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Incremental Amendment, the Borrower represents and warrants that:
(a)    As of the Third Tranche B-6 Incremental Amendment Effective Date, this Incremental Amendment has been duly authorized, executed and delivered by it. This

Incremental Amendment and the Credit Agreement (in each case, as of the Third Tranche B-6 Incremental Amendment Effective Date) constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)The representations and warranties of each Loan Party set forth in the Loan Documents that are qualified by materiality are true and correct in all respects, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof, including after giving effect to this Incremental Amendment and the transactions contemplated hereby (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date).

(c)As of the Third Tranche B-6 Incremental Amendment Effective Date, (i) no Event of Default has occurred and is continuing or shall result from this Incremental Amendment or the transactions contemplated hereby, (ii) the Borrower is (and will remain, after giving effect to this Incremental Amendment and the transactions contemplated hereby) in compliance on a Pro Forma Basis with the covenants contained in Sections 6.13 and 6.14 of the Credit Agreement recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement and (iii) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement does not (and will not, after giving effect to this Incremental Amendment and the transactions contemplated hereby) exceed 2.25 to 1.0.

SECTION 5. Third Tranche B-6 Incremental Amendment Effective Date. The obligation of the Additional Tranche B-6 Lenders to make Additional Tranche B-6 Term Loans pursuant to Section 2 hereof, and the amendments to the Credit Agreement set forth in Section 3 hereof, shall become effective as of the first date (the “Third Tranche B-6 Incremental Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)The Administrative Agent shall have received a counterpart signature page to this Incremental Amendment duly executed by each of the Borrower, the Administrative Agent and each Additional Tranche B-6 Lender party hereto.

(b)The Merger shall have been consummated, or substantially simultaneously with the initial borrowing of the Additional Tranche B-6 Term Loans shall be consummated, in all respects in accordance with the terms of the Merger Agreement, without giving effect to any amendments, consents or waivers thereto that are materially adverse to the Additional Tranche B-6 Lenders or to JPMCB in its capacity as a lead arranger of the Additional Tranche B-6 Term Loans (in such capacity, the “Lead Arranger”), without the prior consent of the Lead Arranger (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (i) any reduction in the purchase price of, or consideration for, the Merger shall be deemed to be materially adverse to the interests of the Additional Tranche B-6 Lenders or the Lead Arranger if

such reduction is greater than 10% of the purchase price and (ii) any amendment to the definition of “Material Adverse Effect” in the Merger Agreement shall be deemed to be materially adverse to the interests of the Additional Tranche B-6 Lenders and the Lead Arranger).

(c)The Refinancing shall have been consummated, or substantially simultaneously with the initial borrowing of the Additional Tranche B-6 Term Loans shall be consummated, and, after giving effect to the Transactions, the Borrower and its Subsidiaries (including, for the avoidance of doubt, EarthLink and its subsidiaries) shall have no outstanding Indebtedness for borrowed money other than (i) in the case of the Borrower and its Subsidiaries (other than EarthLink and its subsidiaries), Indebtedness outstanding under the Credit Agreement, other Indebtedness outstanding as of November 5, 2016 and other ordinary course of business working capital facilities, equipment financings and letters of credit facilities, (ii) in the case of EarthLink and its subsidiaries, any other Indebtedness permitted to remain outstanding under the Merger Agreement as in effect on November 5, 2016 and (iii) to the extent backstopped by a Letter of Credit, obligations in respect of any letter of credit issued under the EarthLink Credit Agreement and outstanding as of the Amendment Effective Date.

(d)The Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent), dated as of the Third Tranche B-6 Incremental Amendment Effective Date and signed by a Responsible Officer of the Borrower, certifying as to the satisfaction of the conditions set forth in paragraphs (b) and (c) above.

(e)The conditions set forth in Sections 4.03(a) and (b) of the Credit Agreement shall be satisfied on and as of the Third Tranche B-6 Incremental Amendment Effective Date, and the Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent and the Initial Additional Tranche B-6 Lender), dated as of the Third Tranche B-6 Incremental Amendment Effective Date and signed by a Responsible Officer of the Borrower, to such effect.

(f)The representations and warranties set forth in Section 4(c) of this Incremental Amendment shall be true and correct in all respects on and as of the Third Tranche B-6 Incremental Amendment Effective Date, and the Administrative Agent shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent), dated as of the Third Tranche B-6 Incremental Amendment Effective Date and signed by a Financial Officer of the Borrower, certifying as to such representations and warranties, together with reasonably detailed calculations demonstrating compliance with clauses (ii) and (iii) of such Section 4(c).

(g)The Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received the favorable legal opinions of (i) Freshfields Bruckhaus Deringer US LLP, New York counsel to the Loan Parties, and (ii) John P. Fletcher, Esq., general counsel of the Borrower, in each case addressed to the Lenders, the Administrative Agent, the Collateral Agent and each Issuing Bank and dated the Third Tranche B-6 Incremental Amendment Effective Date, which opinions shall be in form and substance reasonably satisfactory to the Administrative

Agent and the Initial Additional Tranche B-6 Lender. The Borrower hereby requests such counsel to deliver such opinions.

(h)The Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received (i) a request for the Additional Tranche B-6 Term Loans, which shall be in compliance with the notice requirements set forth in Section 2.01(i) of the Credit Agreement, and (ii) a Borrowing Request in respect of the Additional Tranche B-6 Term Loans, which shall be in compliance with the notice requirements set forth in Section 2.03 of the Credit Agreement.

(i)The Administrative Agent and the Initial Additional Tranche B-6 Lender shall have received such documents and certificates as the Administrative Agent or the Initial Additional Tranche B-6 Lender, or their counsel, may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of execution, delivery and performance of this Incremental Amendment, the performance of the Credit Agreement and each other applicable Loan Document and any other legal matters relating to the Wireline Companies or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and the Initial Additional Tranche B-6 Lender and their counsel.

(j)Each Loan Party not a party hereto shall have entered into a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent and the Initial Additional Tranche B-6 Lender.

(k)The Borrower shall have paid:

(i)to the Administrative Agent, for the account of the Additional Tranche B-6 Lenders, an upfront fee (which fee may, at the election of such Additional Tranche B-6 Lender, be structured as original issue discount) (the “Upfront Fee”) in an amount equal to 1.00% of the principal amount of Additional Tranche B-6 Term Loans made by such Additional Tranche B-6 Lender on the Third Tranche B-6 Incremental Amendment Effective Date, which Upfront Fee shall be fully earned and due and payable on the Third Tranche B-6 Incremental Amendment Effective Date; and

(ii)all other fees (including ticking fees) and amounts due and payable pursuant to this Incremental Amendment and any commitment letters, fee letters and other letter agreements entered into and between the Borrower and the Lead Arranger and/or any other lead arrangers, bookrunners, joint arrangers and/or joint bookrunners in respect of the Additional Tranche B-6 Term Loans (such persons, together with the Lead Arranger, collectively, the “Arrangers” and such commitment letters, fee letters and other letter agreements, collectively, the “Letter Agreements”), or as may have otherwise been separately agreed between the Borrower and the Lead Arranger, including, to the extent invoiced at least three (3) Business Days prior to the Third Tranche B-6 Incremental Amendment Effective Date, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Incremental Amendment and any other out-of-pocket expenses of the Administrative Agent, the Initial Additional

Tranche B-6 Lender and the Arrangers required to be paid or reimbursed pursuant to the Credit Agreement or such Letter Agreements;
provided that it is understood and agreed that the Additional Tranche B-6 Lenders may net the fees and expenses described in the foregoing clauses (i) and (ii) from the proceeds of the Additional Tranche B-6 Term Loans prior to providing such proceeds to the Administrative Agent for distribution to the Borrower.

(l)The Additional Tranche B-6 Lenders shall have received, no later than five (5) days prior to the Third Tranche B-6 Incremental Amendment Effective Date, all documentation and other information about the Borrower and the Guarantors as has been reasonably requested by the Administrative Agent or any Additional Tranche B-6 Lender that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, that has been reasonably requested at least ten (10) days in advance of the Third Tranche B-6 Incremental Amendment Effective Date.

(m)(i) Since December 31, 2015 there shall have been no state of facts, change, development, event, effect, condition or occurrence that, individually or in the aggregate, has had a Material Adverse Effect (as defined in the Credit Agreement), (ii) since December 31, 2015 until November 5, 2016, other than the transactions contemplated by the Merger Agreement and as disclosed in EarthLink’s SEC filings, no Circumstance (as defined in the Merger Agreement as in effect on November 5, 2016) shall have occurred that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement as in effect on November 5, 2016) on EarthLink and (iii) since November 5, 2016, no Circumstance (as defined in the Merger Agreement as in effect on November 5, 2016) shall have occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement as in effect on November 5, 2016) on EarthLink.

(n)The Initial Additional Tranche B-6 Lender shall have received a solvency certificate executed by a Financial Officer of the Borrower (in substantially the form previously agreed to by the Lead Arranger).
The Administrative Agent shall notify the Borrower and the Additional Tranche B-6 Lenders of the Third Tranche B-6 Incremental Amendment Effective Date, which notice shall be conclusive and binding.
SECTION 6. Effect of Incremental Amendment.
(a)    Except as expressly set forth herein, this Incremental Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the

Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)From and after the Third Tranche B-6 Incremental Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Incremental Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)This Incremental Amendment shall be deemed to be an “Incremental Facility Amendment” as defined in the Credit Agreement and shall, for the avoidance of doubt, have the effect assigned thereto in Section 2.01(i)(iii) of the Credit Agreement.
SECTION 7. GOVERNING LAW. THIS INCREMENTAL AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 8. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent and the Lead Arranger promptly after receipt of a written request for its documented and reasonable out-of-pocket expenses in connection with this Incremental Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lead Arranger.
SECTION 9. Counterparts. This Incremental Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Incremental Amendment shall be effective as delivery of an original executed counterpart of this Incremental Amendment.
SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Incremental Amendment.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WINDSTREAM SERVICES, LLC,
as the Borrower
By:	/s/Christie Grumbos
Name:	Christie Grumbos
Title:	SVP, Treasurer

[Signature page to Third Tranche B-6 Incremental Amendment]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as Initial
Additional Tranche B-6 lender
By:	/s/Davide Migliardi
Name:	Davide Migliardi
Title:	Vice President

[Signature page to Third Tranche B-6 Incremental Amendment]

ANNEX I

AMENDMENTS TO CREDIT AGREEMENT

[See attached]

TABLE OF CONTENTS

PAGE
ARTICLE 1 DEFINITIONS

SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	4648
SECTION 1.03. Terms Generally	4648
SECTION 1.04. Accounting Terms; GAAP	4749
SECTION 1.05. Pro Forma Calculations	4749

ARTICLE 2 THE CREDITS
SECTION 2.01. Loans	4749
SECTION 2.02. Loans and Borrowings	5052
SECTION 2.03. Requests for Borrowings	5153
SECTION 2.04. Letters of Credit	5153
SECTION 2.05. Funding of Borrowings	5557
SECTION 2.06. Interest Elections	5558
SECTION 2.07. Termination, Reduction and Extension of Commitments and
Term Loans	5659
SECTION 2.08. Repayment of Loans; Evidence of Debt	6062
SECTION 2.09. Scheduled Amortization of Term Loans	6063
SECTION 2.10. Optional and Mandatory Prepayment of Loans	6163
SECTION 2.11. Fees	6568
SECTION 2.12. Interest	6669
SECTION 2.13. Alternate Rate of Interest	6770
SECTION 2.14. Increased Costs	6770
SECTION 2.15. Break Funding Payments	6871
SECTION 2.16. Taxes	6972
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set‑
offs	7275
SECTION 2.18. Mitigation Obligations; Replacement of Lenders	7477
SECTION 2.19. Refinancing Amendments	7577

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
SECTION 3.01. Organization; Powers	7679
SECTION 3.02. Authorization; Enforceability	7679
SECTION 3.03. Governmental Approvals; No Conflicts	7679
SECTION 3.04. Financial Condition; No Material Adverse Change	7779
SECTION 3.05. Properties	7780
SECTION 3.06. Litigation and Environmental Matters	7780
SECTION 3.07. Compliance with Laws and Agreements	7780
SECTION 3.08. Investment Company Status	7880
SECTION 3.09. Taxes	7880
SECTION 3.10. ERISA	7881

SECTION 3.11. Disclosure	7881
SECTION 3.12. Subsidiaries	7881
SECTION 3.13. Insurance	7881
SECTION 3.14. Labor Matters.	7881
SECTION 3.15. Solvency	7981
SECTION 3.16. Licenses; Franchises	7982
SECTION 3.17. Anti-Corruption Laws and Sanctions	8082
SECTION 3.18. Master Lease; Recognition Agreement	8083

ARTICLE 4 CONDITIONS
SECTION 4.01. Sixth ARCA Effective Date.	8083
SECTION 4.02. [Reserved].	8284
SECTION 4.03. Each Credit Event	8284

ARTICLE 5
AFFIRMATIVE COVENANTS
SECTION 5.01. Financial Statements; Ratings Change and Other
Information	8285
SECTION 5.02. Notices of Material Events	8487
SECTION 5.03. Information Regarding Collateral	8487
SECTION 5.04. Existence; Conduct of Business	8588
SECTION 5.05. Payment of Obligations	8588
SECTION 5.06. Maintenance of Properties; Insurance; Casualty and
Condemnation	8588
SECTION 5.07. Books and Records; Inspection Rights	8689
SECTION 5.08. Compliance with Laws	8689
SECTION 5.09. Use of Proceeds and Letters of Credit	8689
SECTION 5.10. Additional Subsidiaries	8790
SECTION 5.11. Further Assurances	8790
SECTION 5.12. Rated Credit Facilities	8891
SECTION 5.13. Windstream Communications	8891

ARTICLE 6
NEGATIVE COVENANTS
SECTION 6.01. Indebtedness; Certain Equity Securities	8891
SECTION 6.02. Liens	9295
SECTION 6.03. Fundamental Changes	9396
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions	9497
SECTION 6.05. Asset Sales	9699
SECTION 6.06. Sale and Leaseback Transactions	97100
SECTION 6.07. Swap Agreements	98101
SECTION 6.08. Restricted Payments; Certain Payments of Debt	98101
SECTION 6.09. Transactions with Affiliates	100103
SECTION 6.10. Restrictive Agreements	100103

SECTION 6.11. Amendment of Material Documents	102105
SECTION 6.12. Change in Fiscal Year	102105
SECTION 6.13. Interest Coverage Ratio	102105
SECTION 6.14. Leverage Ratio	102105

ARTICLE 7
EVENTS OF DEFAULT

ARTICLE 8
THE AGENTS

ARTICLE 9
MISCELLANEOUS
SECTION 9.01. Notices	107110
SECTION 9.02. Waivers; Amendments	108111
SECTION 9.03. Expenses; Indemnity; Damage Waiver	110113
SECTION 9.04. Successors and Assigns	111114
SECTION 9.05. Survival	116119
SECTION 9.06. Counterparts; Integration; Effectiveness	116119
SECTION 9.07. Severability	116119
SECTION 9.08. Right of Setoff	116119
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service Of Process	117120
SECTION 9.10. WAIVER OF JURY TRIAL	117120
SECTION 9.11. Headings	118121
SECTION 9.12. Confidentiality	118121
SECTION 9.13. USA PATRIOT ACT	119122
SECTION 9.14. Interest Rate Limitation	119122
SECTION 9.15. Amendments to Security Documents	119122
SECTION 9.16. No Fiduciary Duty	119122

SCHEDULES:
Schedule 2.01 – Commitments
Schedule 3.05 – Real Properties
Schedule 3.06 – Disclosed Matters
Schedule 3.12 – Subsidiaries
Schedule 5.10 – Certain Regulated Subsidiaries
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments
Schedule 6.09 – Transactions with Affiliates
Schedule 6.10 – Existing Restrictions

EXHIBITS:
Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Amended and Restated Guarantee Agreement
Exhibit C – Form of Amended and Restated Security Agreement

unit or line of business of, another Person, whether or not involving a merger or consolidation with such other Person. “Acquire” has a meaning correlative thereto.

“Act” has the meaning specified in Section 9.13.

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not at the relevant time of determination an existing Lender and that agrees to provide any portion of any (a) Incremental Loans in accordance with Section 2.01(i) or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.19.

“Additional Tranche B-7 Lender” has the meaning assigned to such term in the Tranche B-7 Refinancing Amendment.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its permitted successors in such capacity as provided in Article 8.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Assignee” has the meaning specified in Section 9.04(b)(ii)(B).

“Affiliated Revolving Lender” has the meaning specified in Section 9.04(b)(ii)(B).

“Agents” means the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Lead Arranger and the Joint Bookrunners and Arrangers.
“Agreement”, when used with reference to this Agreement, means this Amended Agreement, as amended by the Tranche B-6 Incremental Amendment, the Tranche B-6 Refinancing and Incremental Amendment, the Second Tranche B-6 Incremental Amendment and, the Tranche B-7 Refinancing Amendment and the Third Tranche B-6 Incremental Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“All-in Yield” means, as to any Indebtedness on any date of determination, the yield thereon, based on the interest rate applicable to such Indebtedness on such date, including margin, original issue discount, upfront fees (with original issue discount and upfront fees being equated to interest margins for purposes of determining the yield on any Indebtedness assuming a four-year weighted average life), or otherwise; provided that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers or fees that are not paid ratably to the market for such Indebtedness.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of

(b)the first day on which a majority of the members of the board of directors of Holdco or the Borrower are not Continuing Directors; or

(c)Holdco ceases to be the Beneficial Owner, directly or indirectly, of 100% of the outstanding Equity Interests of the Borrower.

“Charges” has the meaning specified in Section 9.14.

“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B-6 Term Loans, Tranche B-7 Term Loans, Incremental Loans, Other Revolving Loans or Other Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche B-6 Commitment, Tranche B-7 Commitment, commitments in respect of any Incremental Facility, Other Revolving Commitments or Other Term Commitments and (c) when used in reference to any Lender, refers to whether such Lender is a Revolving Lender, Tranche B-6 Lender, Tranche B-7 Lender or Additional Lender.

“CLO” has the meaning specified in Section 9.04(b).

“Co-Documentation Agents” means (including with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Bank and (other than with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Wells Fargo Bank, N.A. In addition, and notwithstanding the foregoing, “Co-Documentation Agents” means (i) with respect to the Tranche B-6 Term Loans made on the Second Tranche B-6 Incremental Amendment Effective Date and the Third Tranche B-6 Incremental Amendment Effective Date, the institutions listed in the preceding sentence other than Goldman Sachs Bank USA and Wells Fargo Bank, N.A. and (ii) with respect to the Tranche B-7 Term Loans, (A) JPMorgan Chase Bank, N.A. and (B) the institutions listed in the preceding sentence other than Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Bank, N.A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Collateral Agent” means JPMorgan Chase Bank, N.A, in its capacity as collateral agent for the Secured Parties hereunder and under the other Loan Documents, and its permitted successors in such capacity as provided in Article 8.

“Collateral and Guarantee Requirement” means at any time the requirement that:

(a)the Collateral Agent shall have received from each Loan Party either (i) counterparts of the Guarantee Agreement and the Security Agreement, duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Loan Party after the Sixth ARCA Effective Date, supplements to the Guarantee Agreement and the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person (within the time frames required thereby);

(b)all outstanding Equity Interests in and all outstanding promissory notes issued by any Wireline Company owned by or on behalf of any Loan Party shall have been pledged pursuant to the

“Dividend Suspension Period” means any period (a) commencing on any day on which consolidated financial statements are delivered pursuant to Section 5.01(a) or 5.01(b) (or, if applicable, the last day of the most recently completed Dividend Suspension Period) if the Leverage Ratio as of the last day of the then most recently completed Fiscal Quarter covered thereby is greater than 4.50 to 1.0 and (b) ending on the first day thereafter on which a Financial Officer delivers consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) and a certificate pursuant to Section 5.01(c), all demonstrating that the Leverage Ratio was equal to or less than 4.50 to 1.0 as of the last day of the then most recently completed Fiscal Quarter covered thereby.

“dollars” or “$” refers to lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Earn-out Obligation” means any contingent consideration based on the future operating performance of an acquired entity or assets, or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition (including pursuant to a merger or consolidation) based on criteria set forth in the documentation governing or relating to such acquisition.

“EarthLink” means EarthLink Holdings Corp., a Delaware corporation.

“EarthLink Merger” means the merger of the Borrower with EarthLink in accordance with that certain Agreement and Plan of Merger, dated as of November 5, 2016, among Holdco, Europa Merger Sub, Inc., a Delaware corporation, Europa Merger Sub, LLC, a Delaware limited liability company, and EarthLink.

“EarthLink Notes” means, collectively, EarthLink’s or its subsidiaries’ 8.875% Senior Notes due 2019 and 7.375% Senior Secured Notes due 2020.

“EarthLink Refinancing” means, in connection with the Merger, (i) the repayment, redemption, defeasement, discharge or termination of all existing third-party debt for borrowed money of EarthLink under the Second Amended and Restated Credit Agreement, dated as of June 30, 2016 and as amended, restated, supplemented or otherwise modified from time to time, by and among EarthLink, the guarantors and lenders from time to time party thereto and Regions Bank, as administrative agent, and (ii) the satisfaction and discharge by EarthLink or Holdco of the entire principal amount, together with interest thereon and the applicable premium, if any, of the EarthLink Notes.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Incremental Term Loans made following the Sixth ARCA Effective Date shall end on such date as agreed between the Borrower and the Administrative Agent, (iv) the initial Interest Period with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date shall end on such date as agreed between the Borrower and the Administrative Agent and (v) the initial Interest Period with respect to the Tranche B-7 Term Loans made (or continued) on the Tranche B-7 Refinancing Amendment Effective Date shall end on such date as agreed between the Borrower and the Administrative Agent. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Investment” has the meaning set forth in Section 6.04.

“Issuing Bank” means, as the context may require, JPMorgan Chase Bank, N.A., or, at any time and from time to time, up to three other Revolving Lenders that are designated in writing by the Borrower, are reasonably acceptable to the Administrative Agent, and that agree to issue one or more Letters of Credit hereunder and to report in writing to the Administrative Agent all activity with respect to such Letters of Credit in a manner reasonably satisfactory to the Administrative Agent, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Bookrunners and Arrangers” means (including with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Robinson Humphrey, Inc. and (other than with respect to the Tranche B-6 Term Loans made (or continued) on the Tranche B-6 Refinancing and Incremental Amendment Effective Date) Wells Fargo Securities LLC. In addition, and notwithstanding the foregoing, “Joint Bookrunners and Arrangers” means (i) with respect to the Tranche B-6 Term Loans made on the Second Tranche B-6 Incremental Amendment Effective Date and the Third Tranche B-6 Incremental Amendment Effective Date, the institutions listed in the preceding sentence other than Goldman Sachs Bank USA and Wells Fargo Securities LLC and (ii) with respect to the Tranche B-7 Term Loans, (A) JPMorgan Chase Bank, N.A. and (B) the institutions listed in the preceding sentence other than Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA and Wells Fargo Securities LLC.

“Knowledge” means the actual knowledge of a Responsible Officer.

“Landlord” has the meaning given such term in the Master Lease.

“Tax Matters Agreement” means the “Tax Matters Agreement” as defined in the Propco Distribution Agreement.

“Tax Sharing Agreement” means the “Tax Sharing Agreement” as defined in the Agreement and Plan of Merger dated as of December 8, 2005 (as amended on May 18, 2006), among Alltel Corporation, the Borrower and Valor Communications Group, Inc., as filed with the SEC as Annex A to Valor Communications Group, Inc.’s Registration Statement on Form S-4 on February 28, 2006, as amended up to July 17, 2006.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” has the meaning given such term in the Master Lease.

“Term Lender” means a Tranche B-6 Lender or a Tranche B-7 Lender.

“Term Loan Extension Effective Date” has the meaning specified in Section 2.07(d)(ii).

“Term Loans” means a Tranche B-6 Term Loan or a Tranche B-7 Term Loan.

“Third Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of February 23, 2012 among the Borrower and certain Agents and Lenders party thereto.

“Third ARCA” means the Third Amended and Restated Credit Agreement dated as of February 23, 2012 in the form attached as Exhibit A to the Third Amendment and Restatement Agreement, as amended and as in effect from time to time before the Fourth ARCA Effective Date.

“Third ARCA Effective Date” has the meaning assigned thereto in Section 5 of the Third Amendment and Restatement Agreement.

“Third Tranche B-6 Incremental Amendment” means the Third Tranche B-6 Incremental Amendment to this Agreement, dated as of February 27, 2017, among the Borrower, the Administrative Agent and the Tranche B-6 Lenders party thereto.

“Third Tranche B-6 Incremental Amendment Effective Date” has the meaning assigned to such term in the Third Tranche B-6 Incremental Amendment.

“Third Tranche B-6 Commitment” means, with respect to each Lender, the commitment of such Lender to make a Tranche B-6 Term Loan hereunder on the Third Tranche B-6 Incremental Amendment Effective Date. The initial aggregate amount of the Lenders’ Third Tranche B-6 Commitments as of the Third Tranche B-6 Incremental Amendment Effective Date is $450,000,000.

“Total Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower prepared in conformity with GAAP but excluding the value of any outstanding Investments made pursuant to Section 6.04(w).

“Tranche B-6 Commitment” means an Initial Tranche B-6 Commitment or, a Second Tranche B-6 Commitment or a Third Tranche B-6 Commitment, as the case may be.

(f)    [Reserved].

(g)    (i)    Tranche B-6 Term Loans.

(A)Subject to the terms and conditions set forth herein and in the Tranche B-6 Refinancing and Incremental Amendment, each Tranche B-6 Lender agrees, severally and not jointly, to make a Tranche B-6 Term Loan (which Tranche B-6 Term Loan may be a continuation of an Existing Tranche B-6 Term Loan) to the Borrower on the Tranche B-6 Refinancing and Incremental Amendment Effective Date in a principal amount equal to its Tranche B-6 Commitment as of the Tranche B-6 Refinancing and Incremental Amendment Effective Date.

(B)Subject to the terms and conditions set forth herein and in the Second Tranche B-6 Incremental Amendment, each Tranche B-6 Lender agrees, severally and not jointly, to make a Tranche B-6 Term Loan to the Borrower on the Second Tranche B-6 Incremental Amendment Effective Date in a principal amount equal to its Tranche B-6 Commitment as of the Second Tranche B-6 Incremental Amendment Effective Date.

(C)Subject to the terms and conditions set forth herein and in the Third Tranche B-6 Incremental Amendment, each Tranche B-6 Lender agrees, severally and not jointly, to make a Tranche B-6 Term Loan to the Borrower on the Third Tranche B-6 Incremental Amendment Effective Date in a principal amount equal to its Tranche B-6 Commitment as of the Third Tranche B-6 Incremental Amendment Effective Date.

(ii)    Tranche B-7 Term Loans. Subject to the terms and conditions set forth herein and in the Tranche B-7 Refinancing Amendment, each Tranche B-7 Lender agrees, severally and not jointly, to make a Tranche B-7 Term Loan (which Tranche B-7 Term Loan may be a continuation of an Existing Tranche B-5 Term Loan) to the Borrower on the Tranche B-7 Refinancing Amendment Effective Date in a principal amount equal to its Tranche B-7 Commitment.

(h)    Outstanding Letters of Credit. All Letters of Credit outstanding under the Fifth ARCA on the Sixth ARCA Effective Date shall remain outstanding hereunder on the terms set forth herein.

(i)     Incremental Loan Facility. (i) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of loans (“Incremental Loans” and each such tranche, an “Incremental Facility”), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (A) no Event of Default has occurred and is continuing or shall result therefrom, (B) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (C) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.25 to 1.0, and (D) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A), (B) and, if applicable, (C), above, together with reasonably detailed calculations demonstrating compliance with clauses (B) and, if applicable, (C), above. Each Incremental Facility shall be in an amount that is an integral multiple of $5,000,000 and not less than $50,000,000, provided that an Incremental Facility may be in any amount less than $50,000,000 if such amount represents all of the Interest Period then applicable thereto, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of such Interest Period.

SECTION 2.07. Termination, Reduction and Extension of Commitments and Term Loans. (a) Unless previously terminated, (i) the Revolving Commitments shall terminate on the Revolving Maturity Date, (ii) the Initial Tranche B-6 Commitments shall terminate immediately after the Borrowing of Tranche B-6 Term Loans on the Tranche B-6 Refinancing and Incremental Amendment Effective Date, (iii) the Second Tranche B-6 Commitments shall terminate immediately after the Borrowing of Tranche B-6 Term Loans on the Second Tranche B-6 Incremental Amendment Effective Date and, (iv) the Tranche B-7 Commitments shall terminate immediately after the Borrowing of the Tranche B-7 Term Loans on the Tranche B-7 Refinancing Amendment Effective Date and (v) the Third Tranche B-6 Commitments shall terminate immediately after the Borrowing of Tranche B-6 Term Loans on the Third Tranche B-6 Incremental Amendment Effective Date.

(b)The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments to the extent, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the consummation of an acquisition, sale or other similar transaction, or the receipt of proceeds from the incurrence or issuance of Indebtedness or Equity Interests or the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(d)Extension of Maturity Date. (i) The Borrower may, upon notice to the Administrative Agent (which shall promptly notify the applicable Class of Lenders or Additional Lenders, as applicable), request one or more extensions of the maturity date applicable to the Revolving Commitments or Other Revolving Commitments, the maturity date applicable to any Class of Term Loans or Other Term Loans, or the maturity date applicable to any Incremental Loans, as applicable, then in effect (such existing maturity date applicable to any Revolving Commitments or Other Revolving Commitments being the “Existing Revolving Maturity Date”, such existing maturity date applicable to any Class of Term Loans or Other Term Loans being the “Existing Term Loan Maturity Date” and such existing maturity date applicable to any Incremental Loans being the “Existing Incremental Loan Maturity Date”) to a date specified in such notice. Within 15 Business Days of delivery of such notice (or such other period as the Borrower and the Administrative Agent shall mutually agree upon), each applicable Revolving Lender, Term Lender or Additional Lender, as the case may be, shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Revolving Lender’s, Term Lender’s or Additional Lender’s, as applicable, sole and absolute discretion). Any Revolving Lender, Term Lender or Additional Lender, as applicable, not responding under subsection (ii) above) to enter into any amendments to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of a maturity date applicable to the Revolving Commitments, Other Revolving Commitments, the maturity date applicable to any Class of Term Loans or Other Term Loans or maturity date applicable to any Incremental Loans, as applicable, pursuant to this Section 2.07(d). In addition, with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Existing Revolving Maturity Date shall be reallocated from Non-Extending Revolving Lenders to Extending Revolving Lenders in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the Extending Revolving Lenders, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Revolving Lender the then unpaid principal amount of such Lender’s Revolving Loans on the Revolving Maturity Date and (ii) for the account of each Term Lender the then unpaid principal amount of such Lender’s Term Loans as provided in Section 2.09.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be, absent manifest error, prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent; provided that, in order for any such promissory note to be delivered on the Sixth ARCA Effective Date, the Tranche B-6 Refinancing and Incremental Amendment Effective Date, the Second Tranche B-6 Incremental Amendment Effective Date or, the Tranche B-7 Refinancing Amendment Effective Date or the Third Tranche B-6 Incremental Amendment Effective Date, the request therefor shall be delivered no later than two Business Days prior to the Sixth ARCA Effective Date, the Tranche B-6 Refinancing and Incremental Amendment Effective Date, the Second Tranche B-6 Incremental Amendment Effective Date or, the Tranche B-7 Refinancing Amendment Effective Date or the Third Tranche B-6 Incremental Amendment Effective Date, as applicable. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09. Scheduled Amortization of Term Loans. (a) Subject to adjustment pursuant to Section 2.09(c), the Borrower shall repay (i) Tranche B-6 Term Loans (A) on the last day of each Fiscal Quarter ending on or after September 30, 2016 and prior to the Tranche B-6 Maturity Date in an aggregate principal amount equal to 0.250.2506266% of the aggregate principal amount of Tranche B-6 Term Loans outstanding on the SecondThird Tranche B-6 Incremental Amendment Effective Date (after giving effect to the SecondThird Tranche B-6 Incremental Amendment) and (B) on the Tranche B-6 Maturity Date in an aggregate principal amount equal to the principal amount of Tranche B-6 Term Loans then outstanding and (ii) Tranche B-7 Term Loans (A) on the last day of each Fiscal Quarter ending on or after March 31, 2017 and prior to the Tranche B-7 Maturity Date in an aggregate principal amount equal to 0.25% of the aggregate principal amount of Tranche B-7 Term Loans outstanding on the Tranche B-7 Refinancing Amendment Effective Date (after giving effect to the Tranche B-7 Refinancing Amendment) and (B) on the Tranche B-7 Maturity Date in an aggregate principal amount equal to the principal amount of Tranche B-7 Term Loans then outstanding.

(b)To the extent not previously paid, (i) all Tranche B-6 Term Loans shall be due and payable on the Tranche B-6 Maturity Date and (ii) all Tranche B-7 Term Loans shall be due and payable on the Tranche B-7 Maturity Date.

(c)Any prepayment of Term Loans of any Class will be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section, in the case of mandatory prepayments, in direct order of maturity, and in the case of voluntary prepayments, ratably.

(d)Before repaying any Term Loans of any Class pursuant to this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each such repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing and shall be accompanied by accrued interest on the amount repaid.

SECTION 2.10. Optional and Mandatory Prepayment of Loans. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty but subject to Section 2.15 and the requirements of this Section.

(b)[Reserved].

(c)Asset Dispositions.

(i)Subject to Section 2.10(c)(iii) and Section 2.10(j), within five Business Days after any Net Proceeds are received by or on behalf of any Wireline Company in respect of any Asset Disposition other than an Applicable Asset Disposition, the Borrower shall prepay Term Borrowings in an aggregate amount equal to such Net Proceeds.

(ii)Subject to Section 2.10(c)(iii) and Section 2.10(j), within five Business Days after any Net Proceeds of an Applicable Asset Disposition (any such Net Proceeds, “Applicable Net Proceeds”) are received by or on behalf of any Wireline Company, the Borrower shall prepay Term Borrowings in an aggregate amount equal to (A) if and to the extent such Applicable Net Proceeds are otherwise required to be applied to prepay, repay or repurchase (or the amount of such Net Proceeds that have not been so applied by the end of such 12-month period or (B) if such Net Proceeds were committed during such 12-month period to be applied but not so applied within 18 months following the receipt of such Net Proceeds, the amount of such Net Proceeds not so applied.

(e)Allocation of Prepayments, Right to Decline Tranche B-6 and Tranche B-7 Mandatory Prepayments. Before any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (h) of this Section. Optional prepayments shall be applied to such Classes of Term Loans as directed by the Borrower in the notice of prepayment, provided that such prepayments of any Class of Term Loan shall be applied in accordance with the second sentence of Section 2.10(i). In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among the Term Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class, provided however that any Tranche B-6 Lender and any Tranche B-7 Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B-6 Term Loans or its Tranche B-7 Term Loans, as applicable, pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans of any such Class but was so declined shall be applied to prepay Term Borrowings of the other Classes on a ratable basis (subject to the rights of the Tranche B-6 Lenders and the Tranche B-7 Lenders to decline such payments as set forth in this proviso) until no Term Borrowings of any other Class remain outstanding. All optional or mandatory prepayments of Revolving Borrowings made at a time when Revolving Borrowings of more than one Class remain outstanding shall be allocated among the Revolving Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class. All optional or mandatory prepayments of a Revolving Borrowing shall be applied in accordance with the second sentence of Section 2.10(i).

(f)Accrued Interest. Each prepayment of a Borrowing shall be accompanied by accrued interest to the extent required by Section 2.12.

(g)Optional Prepayment of Tranche B-6 Term Loans.

(i)Upon any prepayment or repricing of the Tranche B-6 Term Loans as part of a Tranche B-6 Repricing Transaction prior to the date that is six months after the SecondThird Tranche B-6 Incremental Amendment Effective Date, the Borrower shall pay a prepayment premium equal to 1.0% of the principal amount of the Tranche B-6 Term Loans prepaid or 1.0% of the principal repriced pursuant to such Tranche B-6 Repricing Transaction, as the case may be (the “Tranche B-6 Prepayment Fee”). Any such Tranche B-6 Prepayment Fee shall be paid to the Administrative Agent for the ratable benefit of the affected Lenders; provided that any Lender agreeing to such a Tranche B-6 Repricing Transaction may agree to waive any Tranche B-6 Prepayment Fee payable to it.

(i)Upon any prepayment or repricing of the Tranche B-7 Term Loans as part of a Tranche B-7 Repricing Transaction prior to the date that is six months after the Tranche B-7 Refinancing Amendment Effective Date, the Borrower shall pay a prepayment premium equal to 1.0% of the principal amount of the Tranche B-7 Term Loans prepaid or 1.0% of the principal repriced pursuant to such Tranche B-7 Repricing Transaction, as the case may be (the “Tranche B-7 Prepayment Fee”). Any such Tranche B-7 Prepayment Fee shall be paid to the Administrative Agent for the ratable benefit of the affected Lenders; provided that any Lender Regulations T, U and X. Letters of Credit will be issued only to support general corporate obligations of the Wireline Companies. The proceeds of the Tranche B-6 Term Loans made on the Tranche B-6 Refinancing and Incremental Amendment Effective Date shall be utilized (i) to the extent constituting Other Term Loans, on the Tranche B-6 Refinancing and Incremental Amendment Effective Date, to refinance in full the Existing Tranche B-6 Term Loans and (ii) otherwise,

(A) to redeem all or a portion of the 2017 Notes and to pay related fees and expenses and (B) for general corporate purposes, including without limitation to refinance in full or in part any other series of outstanding notes of the Borrower or its subsidiaries and to pay related fees and expenses. The proceeds of the Tranche B-6 Term Loans made on the Second Tranche B-6 Incremental Amendment Effective Date shall be utilized for general corporate purposes, including without limitation to repay outstanding Revolving Loans and to pay related fees and expenses. The proceeds of the Tranche B-7 Term Loans shall be utilized on the Tranche B-7 Refinancing Amendment Effective Date to refinance in full the Existing Tranche B-5 Term Loans and to pay related fees and expenses. The proceeds of the Tranche B-6 Term Loans made on the Third Tranche B-6 Incremental Amendment Effective Date shall be utilized to finance a portion of the EarthLink Refinancing and to pay fees and expenses in connection therewith.
SECTION 5.10. Additional Subsidiaries. If any additional Subsidiary, other than an Insignificant Subsidiary, a Notes SPV or a Special Purpose Receivables Subsidiary, is formed or acquired after the Sixth ARCA Effective Date, the Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Collateral Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Subsidiary held by a Loan Party and any Indebtedness of such Subsidiary owed to a Loan Party. If at any time any Subsidiary that is not then a Loan Party, other than (A) an Insignificant Subsidiary, (B) prior to the PAETEC Notes Redemption Date, a Qualified PAETEC Group Member, (C) a Notes SPV, (D) any Subsidiary listed on Schedule 5.10 or (E) a Special Purpose Receivables Subsidiary, (x) is a wholly-owned Domestic Subsidiary and is permitted by applicable law or regulation (without the need to obtain any Governmental Authorization) to Guarantee the Facility Obligations or (y) Guarantees any Loan Party’s obligations in respect of any AC Holdings Bonds or any other Indebtedness (other than Indebtedness created under the Loan Documents), the Borrower shall promptly cause (A) such Subsidiary to Guarantee the Facility Obligations pursuant to the Guarantee Agreement (in the case of any Subsidiary described in clause (y), on terms no less favorable to the Lenders than those applicable under such Guarantee of other Indebtedness) and (B) the other provisions of the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become a “Guarantor” and “Lien Grantor” for purposes of the Loan Documents. The Borrower will not, and will not permit any of its Subsidiaries to, form or acquire any Subsidiary (other than Insignificant Subsidiaries and other than (i) any Notes SPV, (ii) prior to the PAETEC Notes Redemption Date, any Qualified PAETEC Group Member and (iii) any Special Purpose Receivables Subsidiary) after the Sixth ARCA Effective Date unless either (x) all of the Equity Interests in such Subsidiary shall be directly held by a Loan Party or (y) such Subsidiary shall have Guaranteed the Facility Obligations pursuant to the Guarantee Agreement and shall have satisfied the other provisions of the Collateral and Guarantee Requirement with respect to such Subsidiary. Prior to the PAETEC Notes Redemption Date, the Borrower will not permit any PAETEC Group Member to form or acquire any Subsidiary except for the purpose of reorganizing the organizational structure or form of organization of any of the PAETEC Group Members. For the avoidance of doubt, from and after the PAETEC Notes Redemption Date, any Qualified PAETEC Group Member not previously subject to the requirements set forth in this Section 5.10 shall be subject to the requirements set forth in this Section 5.10 as if such Qualified PAETEC Group Member became a Subsidiary on such date.
SECTION 5.11. Further Assurances. (a) Each Loan Party will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), that may

SCHEDULE 1

Additional Tranche B-6 Lender	Additional Tranche B-6 Commitment
JPMorgan Chase Bank, N.A.	$450,000,000
Total	$450,000,000